Exhibit 10.1

10X FUND, L.P.

1099 Forest Lake Terrace

Niceville, Florida 32578

February 11, 2010

Pro-Pharmaceuticals, Inc.

7 Wells Avenue

Newton, MA 02459

Re:	Securities Purchase Agreement dated February 12, 2009 (the “Securities Purchase Agreement”) by and between 10X Fund, L.P. (the “Fund”) and Pro-Pharmaceuticals, Inc. (the “Company”), as amended on August 11, 2009

Dear Sirs:

I am writing to confirm that the Fund and the Company have agreed to the following in relation to the Securities Purchase Agreement:

(1)	the “Final Purchase Date” (as defined in the Securities Purchase Agreement) is hereby extended for three months and fourteen days, i.e., from February 11, 2010 to May 25, 2010; and

(2)	The definition for “Series B-1 Redemption Date” contained in Section 1 of the Certificate of Designation of Preferences, Rights and Limitations for the Series B-1 Convertible Preferred Stock (the “Certificate of Designation”) shall be amended to provide that such date will be twenty two months and fourteen days (22 months and 14 days) after the Original Issue Date of the Series B-1 Convertible Preferred Stock.

(3)	The definition for “Final Purchase Date” contained in Section 1 of the Certificate of Designation shall be amended to provide that is May 25, 2010.

(4)	Section 3 of the Certificate of Designation shall be amended to provide that the Registration Statement Condition must only be true as to any dividends paid on or after September 30, 2010.

(5)	The definition of “VWAP” contained in Section 1 of the Certificate of Designation shall be amended to correct certain errors in referring to possible trading on the Pink Sheets.

In order to implement the agreements in Paragraph (2), (3) and (4) above, the Company shall file the attached amendment to Certificate of Designation. This letter represents the entire agreement of the parties with respect to the subject matter of this letter. Nothing hereby shall be deemed to modify, amend, or waive any provision of the Securities Purchase Agreement, or any documents or securities executed or issued pursuant thereto, except to the extent specifically stated herein. Please confirm that the Company has agreed to the terms set forth in this letter by executing and returning a copy of this letter to me.

Very truly yours,

10X FUND, L.P., a Delaware limited partnership

By: 10X CAPITAL MANAGEMENT, LLC, a Florida limited liability company

/s/ James C. Czirr
By:	James C. Czirr, Manager

ACCEPTED AND AGREED TO:

PRO-PHARMACEUTICALS, INC.

/s/ Anthony D. Squeglia
By:	Anthony D. Squeglia
Its:	Chief Financial Officer